__________

SECURED LOAN AGREEMENT

- Between -

CUE RESOURCES LTD.

- And -

URANIUM ENERGY CORP.

(Of an issue of an aggregate Principal Sum of up to $335,000.00 by the Borrower)

Principal Sum:   $335,000.00.

Interest:   3% per annum payable at maturity.

Payment date:   Earlier of March 31, 2012 or the closing of the
  Transaction (as defined herein).

Dated as of January 20, 2012

SECURED LOAN AGREEMENT

THIS SECURED LOAN AGREEMENT is made as of the 20th day of January, 2012 (the "Execution Date").

BETWEEN:

Cue Resources Ltd., a company incorporated under the laws of the Province of British Columbia, Canada, and having an address for notice and delivery located at Suite 1430, 800 West Pender Street, Vancouver, British Columbia, Canada, V6C 2V6

(the "Borrower");

AND:

Uranium Energy Corp., a company incorporated under the laws of the State of Nevada, U.S.A., and having an address for notice and delivery located at Suite 320, 1111 West Hastings Street, Vancouver, British Columbia, Canada, V6E 2J3

(the "Lender");

(and the Borrower and the Lender being hereinafter singularly also referred to as a "Party" and collectively referred to as the "Parties" as the context so requires).

WHEREAS:

(A)     The Borrower is a corporation duly incorporated under the laws of the Province of British Columbia, Canada, and is a reporting issuer in British Columbia and Alberta and has its common shares listed for trading on the TSX Venture Exchange;

(B)     The Lender is a corporation duly incorporated under the laws of the State of Nevada, U.S.A., is a reporting company and issuer in each of the United States and in various Provinces within Canada, respectively, and has its common shares listed for trading on the NYSE Amex Equities stock exchange;

(C)     In accordance with the terms and conditions of a certain letter agreement dated for reference December 21, 2011 (the "Letter Agreement"), as entered into between the Parties, the Lender intends to acquire all of the issued and outstanding common shares of the Borrower by way of a plan of arrangement (collectively, the "Transaction") pursuant to an acquisition agreement between the Parties (the "Acquisition Agreement");

(D)     Upon execution of the Acquisition Agreement and the Support Agreements, and in order to assist the Borrower with meeting various operational costs incurred prior to the completion of the proposed Transaction, the Lender had agreed, in accordance with the terms of the Letter Agreement, to advance, by way of loan or loans to the Borrower (collectively, the "Loan"), the aggregate principal sum of $335,000.00 (the "Principal Sum"), on the basis of certain security for such Principal Sum monies (collectively, the "Security") and with simple interest accruing on the Principal Sum at the rate of three percent (3%) per annum (the "Interest"), payable in full at maturity; and

(E)     The Parties acknowledge and agree that there have been various discussions, negotiations, understandings and agreements between them relating to the principle terms and conditions of the within Loan of the Principal Sum monies and the Security therefore as contemplated therein and, correspondingly, that it is their intention by the terms and conditions of this "Secured Loan Agreement" (the "Agreement") to clarify their respective duties and obligations with respect to the within Loan and Security to be provided hereunder, all in accordance with the terms and conditions of this Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the prior and ongoing advancement by the Lender to the Borrower of up to the entire and aggregate Principal Sum by way of the within Loan, the receipt and sufficiency of which is hereby acknowledged by the Borrower, and in consideration of the mutual agreements herein contained, the parties mutually covenant and agree as follows:

Article I
GENERAL PROVISIONS, SCHEDULES AND INTERPRETATION

1.1     Entire agreement. This Agreement constitutes the entire agreement to date between the Parties and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the Parties with respect to the subject matter of this Agreement and including, without limitation, the terms and conditions of the Letter Agreement as they refer to the Loan only.

1.2     Enurement. This Agreement will enure to the benefit of and will be binding upon the Parties and their respective successors and assigns.

1.3     Schedule. The Schedule to this Agreement is hereby incorporated by reference into this Agreement in its entirety.

1.4     Time of the essence. Time will be of the essence of this Secured Loan Agreement.

1.5     Representation and costs. It is hereby acknowledged by each of the Parties that McMillan LLP, Lawyers - Patent & Trademark Agents, acts solely for the Lender, and, correspondingly, that the Borrower has been required by each of McMillan LLP and the Lender to obtain independent legal advice with respect to its review and execution of this Agreement. In addition, it is hereby further acknowledged and agreed by the Parties that McMillan LLP, and certain or all of its principal owners or associates, from time to time, may have both an economic or shareholding interest in and to the Lender and/or a fiduciary duty to the same arising from either a directorship, officership or similar relationship arising out of the request of the Lender for certain of such persons to act in a similar capacity while previously acting for the Lender as counsel. Correspondingly, and even where, as a result of this Agreement, the consent of each Party to the role and capacity of McMillan LLP, and its principal owners and associates, as the case may be, is deemed to have been received, where any conflict or perceived conflict may arise, or be seen to arise, as a result of any such capacity or representation, each Party acknowledges and agrees to, once more, obtain independent legal advice in respect of any such conflict or perceived conflict and, consequent thereon, McMillan LLP, together with any such principal owners or associates, as the case may be, shall be at liberty at any time to resign any such position if it or any Party is in any way affected or uncomfortable with any such capacity or representation. Each Party to this Secured Loan Agreement will also bear and pay its own costs, legal and otherwise, in connection with its respective preparation, review and execution of this Agreement and, in particular, that the costs involved in the preparation of this Agreement, and all documentation necessarily incidental thereto, by McMillan LLP, shall be at the cost of the Lender.

1.6     Applicable law. The situs of this Agreement is Vancouver, British Columbia, Canada, and for all purposes this Agreement will be governed exclusively by and construed and enforced in accordance with the laws and Courts prevailing in the Province of British Columbia.

1.7     Further assurances. The Parties, jointly and severally, covenant and agree to forthwith, upon request, execute and deliver, or cause to be executed and delivered, such further and other deeds, documents, assurances and instructions as may be required by the Parties or their respective counsel in order to carry out the true nature and intent of this Agreement.

1.8     Invalid provisions. If any provision of this Agreement is at any time unenforceable or invalid for any reason it will be severable from the remainder of this Agreement and, in its application at that time, this Agreement will be construed as though such provision was not contained herein and the remainder will continue in full force and effect and be construed as if this Agreement had been executed without the invalid or unenforceable provision.

1.9     Currency. Unless otherwise stipulated, all payments required to be made pursuant to the provisions of this Agreement and all money amount references contained herein are in lawful currency of the United States of America.

1.10     Severability and construction. Each Article, section, paragraph, term and provision of this Agreement, and any portion thereof, shall be considered severable, and if, for any reason, any portion of this Agreement is determined to be invalid, contrary to or in conflict with any applicable present or future law, rule or regulation in a final unappealable ruling issued by any court, agency or tribunal with valid jurisdiction in a proceeding to any of the Parties is a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible (all of which shall remain binding on the Parties and continue to be given full force and agreement as of the date upon which the ruling becomes final).

1.11     Captions. The captions, section numbers and Article numbers appearing in this Agreement are inserted for convenience of reference only and shall in no way define, limit, construe or describe the scope or intent of this Agreement nor in any way affect this Agreement.

1.12     Counterparts. This Agreement may be signed by the Parties in as many counterparts as may be necessary and, if required, by facsimile, each of which so signed being deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution will be deemed to bear the Execution Date as set forth on the front page of this Agreement.

1.13     No partnership or agency. The Parties have not created a partnership and nothing contained in this Agreement shall in any manner whatsoever constitute any Party the partner, agent or legal representative of the other Party, nor create any fiduciary relationship between them for any purpose whatsoever. No Party shall have any authority to act for, or to assume any obligations or responsibility on behalf of, the other Party except as may be, from time to time, agreed upon in writing between the Parties or as otherwise expressly provided.

1.14     Consents and waivers. No consent or waiver expressed or implied by either Party in respect of any breach or default by the other Party in the performance by such other of its obligations hereunder shall:

(a)     be valid unless it is in writing and stated to be a consent or waiver pursuant to this section;

(b)     be relied upon as a consent to or waiver of any other breach or default of the same or any other obligation;

(c)     constitute a general waiver under this Agreement; or

(d)     eliminate or modify the need for a specific consent or waiver pursuant to this section in any other or subsequent instance.

1.15     Remedies non-exclusive. No remedy herein and any and all supporting documents which are conferred on the Lender is intended to be exclusive. Each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or under law, equity or by statute or otherwise. Commencement of exercising any remedy by the Lender shall not preclude the simultaneous or later exercise by the Lender of any and all other remedies.

1.16     Notices. Any notice, direction or other document or instrument required or permitted to be given under this Agreement shall be in writing and may be given by delivering or mailing by registered mail or sending by telegram, telex, facsimile transmission or by any other similar form of electronic communication to the addresses set forth first above for each of the Parties . All such notices, directions or documents aforesaid shall:

(a)     if delivered be deemed to have been given or made at the time of delivery;

(b)     if mailed by registered mail and properly addressed be deemed to have been given or made on the fifth day following the day on which it was so mailed or posted provided that if there shall be a strike amongst the personnel of the post office or other labour strike or dispute which would affect delivery of such mail in the normal course, then any such notices or materials shall only be effective if actually delivered; and

(c)     if sent by telegram, telex, facsimile transmission or by other similar form of electronic communication be deemed to have been given or made on the date following the day on which it was so transmitted.

Any Party may give written notice of change of address in the same manner as provided above to the other Parties and upon which such address shall be the address for the giving of notices hereunder.

1.17     No merger of judgment. The taking of judgment by the Lender on any covenant contained herein or on any covenant set forth in this Agreement or other security agreements, for payment of the indebtedness or performance of obligations thereby secured, does not operate as a merger of any such covenant or affect the rights of the Lender to interest at the rate and times provided in this Agreement on any of the money owing to the Lender hereunder, and that judgment shall provide that the interest thereon shall be calculated at the same rate and in the same manner as herein provided until the judgment is fully paid and satisfied.

1.18     Prior regulatory approval. The terms and conditions of this Agreement and including, without limitation, the advancement, by way of Loan or Loans to the Borrower under the terms and conditions of this Agreement, of any Principal Sum hereunder, is subject to the prior approval of any regulatory authority having jurisdiction over the affairs of the Parties.

1.19     Schedule. For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following shall represent the Schedule which is attached to this Agreement and which forms a material part hereof:

Schedule	Description
Schedule "A":	Security Agreement.

1.20     Interpretation. For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)     the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, section or other subdivision of this Agreement;

(b)     the headings are for convenience only and do not form a part of this Agreement nor are they intended to interpret, define or limit the scope or extent of this or any provision of this Agreement;

(c)     any reference to an entity shall include and shall be deemed to be a reference to any entity that is a permitted successor to such entity; and

(d)     words in the singular include the plural and words in the masculine gender include the feminine and neuter genders, and vice versa.

Article 2
REPRESENTATIONS, WARRANTIES AND COVENANTS

2.1     General. The Borrower hereby represents to, warrants to and covenants with Lender, as set forth in this Article, that all representations, covenants and warranties made hereunder shall survive the execution and delivery of the security and supporting documents to the Lender and any disbursements or advance of the Loan monies, and no investigation at any time made by or on behalf of the Lender shall diminish in any respect whatsoever the Lender's right to rely thereon. All statements contained in any certificate or other instruction delivered by or on behalf of the Borrower pursuant to this Agreement shall constitute representations and warranties made by the Borrower hereunder.

2.2     Power of the Borrower. The Borrower has, and shall until repayment in full of the Principal Sum and any Interest thereon, have all requisite power and authority to enter into this Agreement and grant the Security and supporting documents as required by the Lender.

2.3     Binding effect. This Agreement and the Security and supporting documents have been or will be duly and validly authorized, executed and delivered by the Borrower to the Lender upon the execution of this Agreement and are or will be valid obligations legally binding on the Borrower and enforceable in accordance with their respective terms.

2.5     Contravention of law. Neither the execution and delivery of this Agreement, nor the Security and supporting documents, nor the performance of or compliance with any of their respective terms, will contravene any provision of any law, regulation, order or permit applicable to the Borrower, or result in a breach, or constitute a default under, or require any consent under the terms or conditions of any agreement or instrument to which the Borrower is a party.

Article 3
TERMS OF LOAN AND REPAYMENT THEREOF

3.1     Principal Sum Loan by the Lender to the Borrower and payment out thereof. It is hereby expressly acknowledged and agreed by the Parties that the Lender has agreed to advance, and may have already advanced, by way of Loan to the Borrower under the terms and conditions of this Agreement as contemplated by the Letter Agreement, the aforementioned Principal Sum of $335,000.00 on such date as this Agreement and its supporting Security and related documents are deemed executed by each of the Parties (such date of advance being the "Effective Date" of such Loan for the purposes of this Agreement).

In this regard the Parties hereby also acknowledge and agree that any such advance of the Principal Sum Loan monies hereunder will only be made in the following manner as contemplated by the terms of the Letter Agreement:

(a)     an initial $50,000.00 of the Loan Principal Sum (the "Initial Advance") will be advanced upon the execution of this Agreement; and

(b)     the final $285,000.00 of the Loan Principal Sum (the "Final Advance") will be advanced upon the execution of the Acquisition Agreement and support agreements with all directors and officers of the Borrower and with the four largest shareholders of the Borrower (the "Support Agreements"). In addition, any such Final Advance shall be based on a mutually acceptable and pre-approved budget (the "Budget"), agreed by the Parties hereto, as evidenced by the signature or initialization of the Budget by each of the Parties at or prior to the execution of this Agreement.

It is further understood and agreed by the Parties hereto that Borrower shall not use any portion of the Principal Sum to make any payments apart from those itemized on the Budget without the prior written approval of Lender; nor shall Borrower use any portion of the Principal Sum to pay any of its creditors (including any included in the Budget) without Lender's prior written approval, which approval shall not be unreasonably withheld or delayed.

3.2     Security for the Loan. The Parties acknowledge that the Principal Sum will or has been advanced by the Lender to the Borrower by way of Loan and subject to the fulfillment and/or the continuing fulfillment of the following conditions to the satisfaction of the Lender in its sole and absolute discretion from time to time:

(a)     the execution by the Borrower of this Agreement:

(b)     the granting and delivery by the Borrower to the Lender of the Security and all other supporting documents required under this Agreement;

(c)     the execution and delivery by the Borrower to the Lender of the form of "General Security Agreement" (the "Security Agreement") for the Principal Sum and any Interest thereon which is attached hereto as Schedule "A" and which forms a material part hereof;

(d)     the Borrower has not created or permitted to exist any charge, encumbrance or lien or claim against or any security interest in any of its assets and properties which rank or could in any event rank in priority to or pari passu with the Security of the Lender under this Agreement;

(e)     no default has occurred under any of the terms of the Agreement or the terms of the Security; and

(f)     the Borrower has not otherwise made an assignment for the benefit of any of its creditors, has not been declared bankrupt, has not made a proposal or otherwise taken advantage of provisions for relief under the Bankruptcy & Insolvency Act, the Company's Creditors Arrangement Act or similar legislation in any jurisdiction, has not made an authorized assignment or suffered an appointment of a receiver or receiver-manager over all or any part of its assets and business, and an order of execution or execution proceedings has not been taken as against any of its assets that remains unsatisfied for a period of 45 calendar days.

3.3     Interest on the Loan. The Principal Sum advanced by the Lender to the Borrower from time to time shall bear interest commencing on the Effective Date of any such Loan at the rate of three percent (3%) per annum (herein, again, the "Interest"), payable in full at maturity.

3.4     Repayment of the Principal Sum portion of the Loan. Subject to the following, the Borrower hereby covenants to repay to the Lender, as required under the terms of this Agreement and the Letter Agreement, all Principal Sum and monies which have heretofore been advanced by the Lender to the Borrower under this Agreement, together with all outstanding Interest thereon, at or before 5:00 p.m. (Vancouver time) on the earlier of March 31, 2012 or the closing of the Transaction (the "Final Principal Sum Payment Date"), failing which the Lender, upon written notice to the Borrower, may, within 30 days, realize upon any of the Security which has been provided by the Borrower to the Lender in accordance with the terms of this Agreement. Should the closing date be extended by mutual consent, revised payment dates with be agreed upon. Should the Plan of Arrangement fail to close, the Borrower will be given 60 days to repay the loan principal and interest.

Article 4
SECURITY FOR THE LOAN

4.1     Security by way of Security Agreement. As security for the due and punctual repayment of the Principal Sum and any Interest thereon from time to time in accordance with the terms of this Agreement, the Borrower shall provide the Lender, upon the Effective Date of this Agreement, with a duly executed Security Agreement under the provisions of the Personal Property Security Act of the Province of British Columbia, in the form of the Security Agreement which is attached hereto as Schedule "A".

4.2      Further Security by way of registration of Security. As further security to the Security Agreement and for the due and punctual repayment of the Principal Sum and any Interest thereon from time to time in accordance with the terms of this Agreement, the Borrower shall also provide the Lender, also upon the Effective Date of this Agreement, with such other Security documentation as may be required by the Lender and its counsel, acting reasonably, in order to evidence the Loan, together with and all other supporting documents required under any such Security documentation.

4.3     No merger. The Security, additional security and supporting documents shall not operate so as to create any merger or discharge of any indebtedness or liability of the Borrower, or of any assignment, transfer, guarantee, lien, contract, promissory note, bill of exchange or security of any form held or which may hereafter be held by the Lender from the Borrower or from any other person whomsoever.

4.4     Waiver. The Lender may waive any breach or default of the Borrower of this Agreement and no failure or delay on the part of the Lender to exercise any right, power or remedy given herein or by statute or at law or in equity or otherwise shall operate as a waiver thereof, nor shall any such waiver be deemed to be a waive of any subsequent similar default or other event.

Article 5
DEFAULT

5.1     Default. Notwithstanding any other provision of this Agreement, the occurrence of any of the following events or conditions will also constitute a default (the "Default") under this Agreement by the Borrower:

(a)     the Borrower does not observe or perform any of the Borrower's obligations under this Agreement and shall fail to cure such default within 20 calendar days after receipt of notice thereof in writing by the Borrower from the Lender;

(b)     any representation, warranty, covenant or statement made by or on behalf of the Borrower to the Lender is untrue in any material respect at the time when or as of which it was made;

(c)     the Borrower ceases or threatens to cease to carry on in the normal course the Borrower's business or any material part thereof, with the understanding that the Lender has met all of the obligations under the terms of this Agreement;

(d)     a proceeding shall have been instituted in a court having jurisdiction seeking a decree or order for relief in respect of the Borrower in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Borrower for any substantial part of the Borrower's property, or for the winding-up or liquidation of the Borrower's affairs; or

(e)     the Borrower shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of any order for relief in an involuntary case under any such law or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Borrower or for any substantial part of the Borrower's property, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay the Borrower's debts as they become due, or shall take any action in furtherance of any of the foregoing.

5.2     Additional remedies. Notwithstanding any other provision of this Agreement, upon Default the Lender will have, in addition to the rights and Security specifically provided for in this Agreement, all of the rights and remedies available to a secured party under the provisions of the Personal Property Security Act of the Province of British Columbia, as well as the rights and remedies recognized at law and in equity, and to this end upon Default the Borrower hereby appoints the Lender, together with its officers, authorized employees and agents, as the Borrower's irrevocable, true and lawful attorney-in-fact with all necessary power and authority to:

(a)     endorse the name of the Borrower upon any cheques or other evidences of payment or any document or instrument that may come into the possession of the Lender as proceeds of or relating to the Collateral;

(b)     demand, sue for, collect, compromise and give acquittances for any and all Collateral;

(c)     prosecute, defend or compromise any action, claim or proceeding with respect to the Collateral;

(d)     notify any of the obligors with respect to the accounts or the assignment of the accounts and direct such obligor to make payment to the Lender; and

(e)     take such other action as the Lender reasonably may deem appropriate, including extending or modifying the terms of payment of the accounts.

No right will be exclusive of or dependent upon or merge in any other right, and one or more of such rights may be exercised independently or in combination from time to time.

IN WITNESS WHEREOF each of the Parties has set their respective hands and seals in the presence of their duly authorized signatories as of the Execution Date determined hereinabove.

The COMMON SEAL of Cue Resources Ltd. the Borrower herein, was hereunto affixed in the presence of: /s/ Robert Tyson Authorized Signatory	) ) ) ) ) )	(C/S)
The COMMON SEAL of Uranium Energy Corp., the Lender herein, was hereunto affixed in the presence of: /s/ Amir Adnani Authorized Signatory	) ) ) ) ) )	(C/S)

Schedule A

This is Schedule A to that certain Secured Loan Agreement respecting Cue Resources Ltd. and Uranium Energy Corp.

Form of Security Agreement

Refer to the materials attached hereto.

__________

__________

GENERAL SECURITY AGREEMENT

- From -

CUE RESOURCES LTD.

- To -

URANIUM ENERGY CORP.

Dated as of January 20, 2012

GENERAL SECURITY AGREEMENT

THIS GENERAL SECURITY AGREEMENT is made as of the 20th day of January, 2012.

FROM:

CUE RESOURCES LTD., a company existing under the laws of the Province of British Columbia, Canada, and having an address for notice and delivery located at Suite 1430, 800 West Pender Street, Vancouver, British Columbia, Canada, V6C 2V6

(the "Borrower").

TO:

URANIUM ENERGY CORP., a company existing under the laws of the State of Nevada, U.S.A., and having an address for notice and delivery located at Suite 320, 1111 West Hastings Street, Vancouver, British Columbia, Canada, V6E 2J3

(the "Lender");

1.     SECURITY INTEREST

1.1     For consideration the Borrower does hereby, to the extent possible and permissible under applicable laws:

(a)     save and except for the shares of the Borrower's subsidiary in Paraguay, Transandes Paraguay S.A., which holds the Borrower's material property interests in Paraguay (collectively, the "Subsidiary Shares"), mortgage and charge as and by way of a fixed and specific charge, and assign and transfer to the Lender, and grant to the Lender a security interest in, all the Borrower's right, title and interest in and to all its presently owned or held and after acquired or held personal property, of whatever nature or kind (including without limitation client lists, client records, and client files) and wheresoever situate, and all proceeds thereof and therefrom including:

(i)     all equipment, including, without limiting the generality of the foregoing, machinery, tools, fixtures, furniture, furnishings, chattels, motor vehicles and other tangible personal property that is not Inventory, and all parts, components, attachments, accessories, accessions, replacements, substitutions, additions and improvements to any of the foregoing (all of which is hereinafter collectively called the "Equipment");

(ii)     all inventory, including, without limiting the generality of the foregoing, goods acquired or held for sale or lease or furnished or to be furnished under contracts of rental or service, all raw materials, work in process, finished goods, returned goods, repossessed goods, and all packaging materials, supplies and containers relating to or used or consumed in connection with any of the foregoing (all of which is hereinafter collectively called the "Inventory");

(iii)     all debts, accounts, claims, demands, monies and choses in action which now are, or which may at any time hereafter be, due or owing to or owned by the Borrower and all books, records, documents, papers and electronically recorded data recording, evidencing or relating to the said debts, accounts, claims, demands, monies and choses in action or any part thereof (all of which is hereinafter collectively called the "Accounts");

(iv)     all documents of title, chattel paper, instruments, investment property and money, and all other goods of the Borrower that are not Equipment, Inventory or Accounts;

(v)     all contractual rights, licenses, goodwill, patents, trademarks, trade names, copyrights and other intellectual property of the Borrower, all other choses in action of the Borrower of every kind which now are, or which may at any time hereafter be, due or owing to or owned by the Borrower, and all other intangible property of the Borrower which is not Accounts, chattel paper, instruments, documents of title, securities or money;

(vi)     without limiting the generality of the foregoing, the personal property, if any, described in Schedule "A" which is attached hereto; and

(b)     save and except for the Subsidiary shares, charge as and by way of a floating charge, and grant to the Lender a security interest in and to:

(i)     all the Borrower's right, title and interest in and to all its presently owned or held and after acquired or held real, immovable and leasehold property and all interests therein, and all easements, rights-of-way, privileges, benefits, licences, improvements and rights whether connected therewith or appurtenant thereto or separately owned or held, including all structures, plant and other fixtures (all which is hereinafter collectively called the "Real Property"); and

(ii)     all assets and undertakings of the Borrower, of whatsoever nature or kind and wheresoever situate, and all proceeds thereof and therefrom, other than such of its assets and undertakings as are otherwise validly and effectively subject to the charges and security interests in favour of the Lender created pursuant to this Clause 1.1.

1.2     The charges, assignments and transfers and security interests created pursuant to Clause 1.1 are hereinafter collectively called the "Security Interests", and the property subject to the Security Interests and all property, assets and undertakings expressed to be charged, assigned or transferred or secured by any instruments supplemental hereto or in implementation hereof are hereinafter collectively called the "Collateral".

2.     EXCEPTIONS

The last 10 days of the term created by any lease of real property or agreement therefor are hereby excepted out of any charge or security interest created by this Security Agreement but the Borrower shall stand possessed of the reversion thereby remaining upon trust to assign and dispose thereof to any third party as the Lender shall direct.

3.     ATTACHMENT

The Borrower acknowledges that the Security Interests hereby created attach upon the execution of this Security Agreement (or in the case of any after acquired property, upon the date of acquisition thereof), that value has been given, and that the Borrower has (or in the case of any after acquired property, will have upon the date of acquisition) rights in the Collateral.

4.     OBLIGATIONS SECURED

This Security Agreement and the Security Interests hereby created are in addition to and not in substitution for any other security interest now or hereafter held by the Lender from the Borrower or from any other person whomsoever and shall be general and continuing security for the payment of all indebtedness and liability of the Borrower to the Lender (including interest thereon), present and future, absolute or contingent, joint or several, direct or indirect, matured or not, extended or renewed, wheresoever and howsoever incurred, and any ultimate balance thereof, including all advances on current or running account, future advances and re-advances, and for the performance of all obligations of the Borrower to the Lender, whether or not contained in this Security Agreement (all of which indebtedness, liability and obligations are hereinafter collectively called the "Obligations").

5.     REPRESENTATIONS AND WARRANTIES

5.1     The Borrower represents and warrants that this Security Agreement is granted in accordance with resolutions of the directors (and of the shareholders as applicable) of the Borrower or, if the Borrower is a partnership, of the partners, of the Borrower, and all other matters and things have been done and performed so as to authorize and make the execution and delivery of this Security Agreement, and the performance of the Borrower's obligations hereunder, legal, valid and binding.

5.2     The Borrower represents and warrants that the Borrower lawfully owns and possesses all presently held Collateral and has good title thereto, free from all security interests, charges, encumbrances, liens and claims, save only the charges or security interests, if any, consented to in writing by the Lender or shown in any Schedule hereto, and the Borrower has good right and lawful authority to grant a security interest in the Collateral as provided by this Security Agreement.

6.     COVENANTS OF THE BORROWER

6.1     The Borrower covenants that at all times while this Security Agreement remains in effect the Borrower will:

(a)     defend the title to the Collateral for the benefit of the Lender against the claims and demands of all persons;

(b)     fully and effectually maintain and keep maintained the Security Interests hereby created valid and effective;

(c)     maintain the Collateral in good order and repair;

(d)     forthwith pay all taxes, assessments, rates, duties, levies, government fees, claims and dues lawfully levied, assessed or imposed upon it or the Collateral when due, unless the Borrower shall in good faith contest its obligations so to pay and shall furnish such security as the Lender may require;

(e)     forthwith pay all costs (including the Lender's cost of the time and services of its employees), charges, expenses and legal fees and disbursements (on a solicitor and his own client basis) which may be incurred by the Lender in:

(i)     taking, recovering and keeping possession of the Collateral;

(ii)     all other actions and proceedings taken in connection with the preservation of the Collateral, protecting the Lender's rights under this Security Agreement, and the enforcement of this Security Agreement and of any other security interest held by the Lender as security for the Obligations;

(iii)     all other actions and proceedings relating to the Borrower whether or not the Lender appears in, or is or might become a party to, any action or proceeding;

(f)     at the Lender's request at any time and from time to time execute and deliver such further and other documents and instruments and do all acts and things as the Lender in its absolute discretion requires in order to confirm and perfect, and maintain perfection of, the Security Interests hereby created in favour of the Lender upon any of the Collateral;

(g)     notify the Lender promptly of:

(i)     any change in the information contained herein relating to the Borrower, its business or the Collateral, including without limitation any change of name or address of the Borrower and any change in the present location of any Collateral;

(ii)     the details of any material acquisition of Collateral;

(iii)     any material loss or damage to Collateral;

(iv)     any material default by any account debtor in payment or other performance of his obligations to the Borrower with respect to any Accounts; and

(v)     the return to or repossession by the Borrower of Collateral where such return or repossession of Collateral is material in relation to the business of the Borrower;

(h)     carry on and conduct its business in a proper and business-like manner, including maintenance of proper books of account and records; and

(i)     permit the Lender and its representatives, at all reasonable times, access to all its property, assets and undertakings and to all its books of account and records for the purpose of inspection and render all assistance necessary for such inspection;

7.     INSURANCE

7.1     The Borrower covenants that at all times while this Security Agreement is in effect the Borrower shall:

(a)     maintain or cause to be maintained insurance on the Collateral with an insurer, of kinds, for amounts and payable to such person or persons, all as the Lender may reasonably require, and in particular maintain insurance on the Collateral to the full insurable value against loss or damage by fire including extended coverage endorsement and in the case of motor vehicles, maintain insurance against theft;

(b)     cause the insurance policy or policies required hereunder to be assigned to the Lender and have as part thereof a standard mortgage clause or a mortgage endorsement, as appropriate; and

(c)     pay any premium in connection with such insurance, and deliver all such policies to the Lender, if it so requires.

7.2     If proceeds of any insurance required hereunder become payable, the Lender may, in its absolute discretion apply such proceeds to such part or parts of the Obligations as the Lender may see fit or the Lender may release any such insurance proceeds to the Borrower for the purpose of repairing, replacing or rebuilding, but any release of insurance proceeds to the Borrower shall not operate as a payment on account of the Obligations or in any way affect this Security Agreement.

7.3     The Borrower will forthwith, on the happening of loss or damage to the Collateral, notify the Lender thereof and furnish to the Lender at the Borrower's expense any necessary proof and do any necessary act to enable the Lender to obtain payment of the insurance proceeds, but nothing herein contained shall limit the Lender's right to submit to the insurer a proof of loss on its own behalf.

7.4     The Borrower hereby authorizes and directs the insurer under any policy of insurance required hereunder to include the name of the Lender as a loss payee on any cheque or draft which may be issued with respect to a claim under and by virtue of such insurance, and the production by the Lender to any insurer of a certified copy of this Security Agreement shall be its full and complete authority for so doing.

7.5     If the Borrower fails to maintain insurance as required by Clause 7.1, the Lender may, but shall not be obliged to, maintain or effect such insurance coverage, or so much thereof as the Lender considers necessary for its protection.

8.     PERFORMANCE OF OBLIGATIONS

If the Borrower fails to perform its obligations hereunder, the Lender may, but shall not be obliged to, perform any or all of such obligations without prejudice to any other rights and remedies of the Lender hereunder, and any payments made and any costs (including the Lender's cost of the time and services of its employees), charges, expenses and legal fees and disbursements (on a solicitor and his own client basis) incurred in connection therewith shall be payable by the Borrower to the Lender forthwith with interest until paid at the highest rate borne by any of the Obligations.

9.     RESTRICTIONS ON SALE OR DISPOSAL OF COLLATERAL

9.1     Except as herein provided, without the prior written consent of the Lender the Borrower will not:

(a)     sell, lease or otherwise dispose of the Collateral;

(b)     release, surrender or abandon possession of the Collateral; or

(c)     move or transfer the Collateral from the jurisdictions in which the Security Interests hereby created have been perfected.

9.2     Provided that the Borrower is not in default under this Security Agreement, at any time without the consent of the Lender the Borrower may lease, sell, license, consign or otherwise deal with items of Collateral in the ordinary course of its business and for the purposes of carrying on its business.

10.     DEFAULT

10.1     The Borrower shall be in default under this Security Agreement, unless waived by the Lender, in any of the following events:

(a)     the Borrower makes default in payment when due of any indebtedness or liability of the Borrower to the Lender; or

(b)     the Borrower is in breach of any material term, condition, obligation or covenant to the Lender, or any representation or warranty to the Lender is untrue, whether or not contained in this Security Agreement; or

(c)     the Borrower declares itself to be insolvent or admits in writing its inability to pay its debts generally as they become due, or makes an assignment for the benefit of its creditors, is declared bankrupt, makes a proposal or otherwise takes advantage of provisions for relief under the Bankruptcy and Insolvency Act, the Companies' Creditors Arrangement Act or similar legislation in any jurisdiction, or makes an authorized assignment; or

(d)     a receiver, receiver and manager or receiver manager of all or any part of the Collateral is appointed; or

(e)     an order is made or an effective resolution is passed for winding up the Borrower; or

(f)     the Borrower ceases or threatens to cease to carry on all or a substantial part of its business; or

(g)     an order of execution against the Collateral or any part thereof remains unsatisfied for a period of 10 days; or

(h)     the holder of any other security interest, charge, encumbrance or lien on or claim against any of the Collateral does anything to enforce or realize on such security interest, charge, encumbrance, lien or claim; or

(i)     the Borrower enters into an amalgamation, a merger or other similar arrangement with any other person; or

(j)     the Lender in good faith believes and has commercially reasonable grounds to believe that the prospect of payment or performance of any of the Obligations is impaired or that any of the Collateral is or is about to be placed in jeopardy.

10.2     For the purposes of Section 203 of the Land Title Act (British Columbia), the floating charge created by this Security Agreement over Real Property shall become a fixed charge thereon upon the earliest of:

(a)     the occurrence of an event described in Clause 10.1(c), (d), (e) or (f); or

(b)     the Lender taking any action pursuant to Clause 11 to enforce and realize on the Security Interests created by this Security Agreement.

11.     ENFORCEMENT

Upon any default under this Security Agreement the Lender may declare any or all of the Obligations to become immediately due and payable and the security hereby constituted will immediately become enforceable. To enforce and realize on the Security Interests created by this Security Agreement the Lender may take any action permitted by law or in equity, as it may deem expedient, and in particular and without limiting the generality of the foregoing, the Lender may do any of the following:

(a)     appoint by instrument a receiver, receiver and manager or receiver manager (the person so appointed being hereinafter called the "Receiver") of the Collateral, with or without bond as the Lender may determine, and from time to time in its absolute discretion remove such Receiver and appoint another in its stead;

(b)     enter upon any premises of the Borrower and take possession of the Collateral with power to exclude the Borrower, its agents and its servants therefrom, without becoming liable as a mortgagee in possession;

(c)     preserve, protect and maintain the Collateral and make such replacements thereof and repairs and additions thereto as the Lender may deem advisable;

(d)     sell, lease or otherwise dispose of all or any part of the Collateral, whether by public or private sale or lease or otherwise, in such manner, at such price as can be reasonably obtained therefor and on such terms as to credit and with such conditions of sale and stipulations as to title or conveyance or evidence of title or otherwise as to the Lender may seem reasonable, provided that if any sale, lease or other disposition is on credit the Borrower will not be entitled to be credited with the proceeds of such sale, lease or other disposition until the monies therefor are actually received; and

(e)     exercise all of the rights and remedies of a secured party under the Act.

11.2     A Receiver appointed pursuant to this Security Agreement shall be the agent of the Borrower and not of the Lender and, to the extent permitted by law or to such lesser extent permitted by its appointment, shall have all the powers of the Lender hereunder, and in addition shall have power to carry on the business of the Borrower and for such purpose from time to time to borrow money either secured or unsecured, and if secured by a security interest on any Collateral, such security interest may rank before or pari passu with or behind any of the Security Interests created by this Security Agreement, and if it does not so specify such security interest shall rank in priority to the Security Interests created by this Security Agreement.

11.3     Subject to the claims, if any, of the creditors of the Borrower ranking in priority to this Security Agreement, all amounts realized from the disposition of Collateral pursuant to this Security Agreement will be applied as the Lender, in its absolute discretion, may direct as follows:

(a)     in payment of all costs, charges and expenses (including legal fees and disbursements on a solicitor and his own client basis) incurred by the Lender in connection with or incidental to:

(i)     the exercise by the Lender of all or any of the powers granted to it pursuant to this Security Agreement; and

(ii)     the appointment of the Receiver and the exercise by the Receiver of all or any of the powers granted to it pursuant to this Security Agreement, including the Receiver's reasonable remuneration and all outgoings properly payable by the Receiver;

(b)     in or toward payment to the Lender of all principal and other monies (except interest) due in respect of the Obligations; and

(c)     in or toward payment to the Lender of all interest remaining unpaid in respect of the Obligations.

Subject to applicable law and the claims, if any, of other creditors of the Borrower, any surplus will be paid to the Borrower.

12.     DEFICIENCY

If the amounts realized from the disposition of the Collateral are not sufficient to pay the Obligations in full the Borrower will immediately pay to the Lender the amount of such deficiency.

13.     LIABILITY OF LENDER

The Lender shall not be responsible or liable for any debts contracted by it, for damages to persons or property or for salaries or non-fulfillment of contracts during any period when the Lender shall manage the Collateral upon entry, as herein provided, nor shall the Lender be liable to account as a mortgagee in possession or for anything except actual receipts or be liable for any loss on realization or for any default or omission for which a mortgagee in possession may be liable. The Lender shall not be bound to do, observe or perform or to see to the observance or performance by the Borrower of any obligations or covenants imposed upon the Borrower nor shall the Lender, in the case of securities, instruments or chattel paper, be obliged to preserve rights against other persons, nor shall the Lender be obliged to keep any of the Collateral identifiable. The Borrower hereby waives any applicable provision of law permitted to be waived by it which imposes higher or greater obligations upon the Lender than aforesaid.

14.     ACCOUNTS

Notwithstanding any other provision of this Security Agreement, the Lender may collect, realize, sell or otherwise deal with the Accounts or any part thereof in such manner, upon such terms and conditions, after default, as may seem to it advisable, and without notice to the Borrower, except in the case of disposition and then subject to the provisions of Part V of the Act. All monies or other forms of payment received by the Borrower in payment of any Account after a default hereunder will be received and held by the Borrower in trust for the Lender.

15.     APPROPRIATION OF PAYMENTS

Any and all payments made in respect of the Obligations from time to time and monies realized from any security interests held therefor (including monies collected in accordance with or realized on any enforcement of this Security Agreement) may be applied to such part or parts of the Obligations as the Lender may see fit, and the Lender may at all times and from time to time change any appropriation as the Lender may see fit.

16.     CONSOLIDATION

In accordance with the Property Law Act (British Columbia), the doctrine of consolidation applies to this Security Agreement.

17.     LIABILITY TO ADVANCE

Except to the extent that the Lender:

(a)     by accepting bills of exchange drawn on it by the Borrower, or

(b)     by issuing letters of credit or letters of guarantee on the application of the Borrower,

is required to advance monies on the maturity of such bills or pursuant to such letters of credit or letters of guarantee, as the case may be, none of the preparation, execution, perfection and registration of this Security Agreement or the advance of any monies shall bind the Lender to make any advance or loan or further advance or loan, or renew any note or extend any time for payment of any indebtedness or liability of the Borrower to the Lender.

18.     WAIVER

The Lender may from time to time and at any time waive in whole or in part any right, benefit or default under any clause of this Security Agreement but any such waiver of any right, benefit or default on any occasion shall be deemed not to be a waiver of any such right, benefit or default thereafter, or of any other right, benefit or default, as the case may be. No waiver shall be effective unless it is in writing.

19.     NOTICE

Notice may be given to either party by sending it through the post in prepaid mail or delivered to the party for whom it is intended, at the principal address of such party provided herein or at such other address as may be given in writing by such party to the other, and any notice if posted shall be deemed to have been given at the expiration of three business days after posting and if delivered, on delivery.

20.     EXTENSIONS

The Lender may grant extensions of time and other indulgences, take and give up security, accept compositions, compound, compromise, settle, grant releases and discharges, refrain from perfecting or maintaining perfection of security interests, and otherwise deal with the Borrower, account debtors of the Borrower, sureties and others and with Collateral and other security interests as the Lender may see fit without prejudice to the liability of the Borrower or the Lender's right to hold and realize on the Security Interests created by this Security Agreement.

21.     NO MERGER

This Security Agreement shall not operate so as to create any merger or discharge of any of the Obligations, or of any assignment, transfer, guarantee, lien, contract, promissory note, bill of exchange or security interest of any form held or which may hereafter be held by the Lender from the Borrower or from any other person whomsoever. The taking of a judgment with respect to any of the Obligations will not operate as a merger of any of the covenants contained in this Security Agreement.

22.     RIGHTS CUMULATIVE

All rights and remedies of the Lender set out in this Security Agreement, and in any other security agreement held by the Lender from the Borrower or any other person whomsoever to secure payment and performance of the Obligations, are cumulative and no right or remedy contained herein or therein is intended to be exclusive but each is in addition to every other right or remedy contained herein or therein or in any future security agreement, or now or hereafter existing at law, in equity or by statute, or pursuant to any other agreement between the Borrower and the Lender that may be in effect from time to time.

23.     ASSIGNMENT

The Lender may, without further notice to the Borrower, at any time assign, transfer or grant a security interest in this Security Agreement and the Security Interests created hereby. The Borrower expressly agrees that the assignee, transferee or secured party, as the case may be, shall have all of the Lender's rights and remedies under this Security Agreement subject to any defense, counterclaim, right of set-off or otherwise any claim which the Borrower now has or hereafter acquires against the Lender prior to such assignment, transfer or grant of security interest and, subject to the foregoing, will pay the Obligations to the assignee, transferee or secured party, as the case may be, as the Obligations become due.

24.     SATISFACTION AND DISCHARGE

Any partial payment or satisfaction of the Obligations or any ceasing by the Borrower to be indebted to the Lender shall be deemed not to be a redemption or discharge of this Security Agreement. The Borrower shall be entitled to a release and discharge of this Security Agreement upon full payment and satisfaction of all Obligations, and upon written request by the Borrower and payment to the Lender of a discharge fee to be fixed by the Lender and payment of all costs, charges, expenses and legal fees and disbursements (on a solicitor and his own client basis) incurred by the Lender in connection with the Obligations and such release and discharge.

25.     ENUREMENT

This Security Agreement shall enure to the benefit of the Lender and its successors and assigns, and shall be binding upon the successors and permitted assigns of the Borrower.

26.     INTERPRETATION

26.1     In this Security Agreement:

(a)     "Collateral" has the meaning set out in Clause 1 hereof and any reference to Collateral shall, unless the context otherwise requires, be deemed to be a reference to Collateral as a whole or any part thereof; and

(b)     "the Act" means the Personal Property Security Act (British Columbia) and all regulations thereunder, as amended from time to time.

26.2     Words and expressions used herein that have been defined in the Act shall be interpreted in accordance with their respective meanings given in the Act unless otherwise defined herein or unless the context otherwise requires.

26.3     The invalidity or unenforceability of the whole or any part of any clause of this Security Agreement shall not affect the validity or enforceability of any other clause or the remainder of such clause.

26.4     The headings of the clauses of this Security Agreement have been inserted for reference only and do not define, limit, alter or enlarge the meaning of any provision of this Security Agreement.

26.5     This Security Agreement shall be governed by the laws of British Columbia.

27.     COPY OF AGREEMENT AND FINANCING STATEMENT

The Borrower hereby:

(a)     acknowledges receiving a copy of this Security Agreement; and

(b)     waives all rights to receive from the Lender a copy of any financing statement or financing change statement filed, or any verification statement received, at any time in respect of this Security Agreement.

IN WITNESS WHEREOF the Borrower has executed this Security Agreement.

USE BLACK INK ONLY	Execution Date			USE BLACK INK ONLY
Officer Signature(s)	Y	M	D	Party(ies) Signature(s)

	2012	01		CUE RESOURCES LTD. by its authorized signatory: Print Name

OFFICER CERTIFICATION: Your signature constitutes a representation that you are a solicitor, notary public or other person authorized by the Evidence Act, R.S.B.C. 1996, c.124, to take affidavits for use in British Columbia and certifies the matters set out in Part 5 of the Land Title Act as they pertain to the execution of this instrument.

*     If space insufficient, enter "SEE SCHEDULE" and attach schedule in Form E.
**   If space insufficient, continue executions on additional page(s) in Form D.

Schedule A

The Borrower's Collateral includes, but is not in any manner limited by, the following:

1.     General Collateral, other than Serial Numbered Goods (insert description of Equipment by item or kind):

2.     Serial Numbered Goods:

Serial No./ Type	Dept. of Transport No.	Year	Make and Model

3.     Real property interests located in Paraguay:

The Borrower's mineral concessions in Paraguay are more particularly described in that certain technical report titled "Updated Technical Report on the Yuty Uranium Project, Republic of Paraguay", dated August 24, 2011, prepared by BRS Inc. and ExplorMine Consultants for the Borrower, as follows:

Yuty Property

The Borrower owns a 100% interest in a concession contract covering a uranium exploration property in southern Paraguay (the "Yuty Property"). The concession contract for exploration and exploitation was issued to Transandes Paraguay S.A. in August 2008, a wholly owned subsidiary of the Borrower, by the government of Paraguay, in the form of an Act of Congress, under Legislative Branch Law #3575, valid for 20 years with subsequent five-year extensions. The Yuty Property consists of four large mineral concessions covering a total area of 230,992 ha in southeastern Paraguay. The Yuty Property is located approximately 200 km southeast and east of Asunción, the Capital of Paraguay, and is near the town of Yuty. It is situated within the Districts of Fulgencio Yegros, Yuty and Leandro Oviedo, Departments of Cazaapá and Itapua. The four mineral concessions consist of:

1.     Central Block (Block 1), covering 100,842 ha, the coordinates of which are more particularly set out below:

	UTM Coordinates
Corner	East	North
A	540,373	7,070,126
B	581,108	7,070,126
C	581,108	7,045,456
D	540,373	7,045,456

Topographic charts: Mbuyapey 5568; Caazapa 5668; Santa Rosa de Misiones 5667 and General Artigas 5667.

2.     Block No. 2, situated east of the Central Block, covering 48,200 ha, the coordinates of which are more particularly set out below:

	UTM Coordinates
Corner	East	North
A	576,000	7,070,126
B	576,000	7,086,000
C	596,000	7,086,000
D	596,000	7,070,126
E	590,000	7,070,126
F	590,000	7,052,000
G	581,108	7,052,000
H	581,108	7,070,126

Topographic charts: Caazapa 5568; General Artigas 5667.

3.      Block No. 3, covering 53,050 ha, the coordinates of which are more particularly set out below:

	UTM Coordinates
Corner	East	North
A	588,000	7,038,000
B	585,000	7,024,000
C	575,000	7,024,000
-	-	-
E	572,000	7,034,000
F	572,000	7,040,000
G	567,000	7,040,000
H	567,000	7,045,456
I	581,108	7,045,456
J	581,108	7,038,000

Topographic charts: Caazapa 5568; General Artigas 5667.

4.     Block No. 4, covering 28,900 ha, the coordinates of which are more particularly set out below:

	UTM Coordinates
Corner	East	North
A	581,000	7,086,000
B	576,000	7,086,000
C	576,000	7,082,000
-	-	-
E	553,000	7,124,000
F	563,000	7,124,000
G	563,000	7,095,500
H	566,000	7,095,500
I	566,000	7,088,000
J	581,000	7,088,000

Topographic charts: Caazapa 5568; General Artigas 5667.

__________